Exhibit 10.5

RPT REALTY, L.P.

___________________________________

FIRST AMENDMENT
Dated as of June 30, 2020

to the

NOTE PURCHASE AGREEMENT
Dated as of December 21, 2017

___________________________________

Re: $30,000,000 4.57% Senior Guaranteed Notes, Series B, due December 21, 2027
$20,000,000 4.72% Senior Guaranteed Notes, Series C, due December 21, 2029

FIRST AMENDMENT TO THE NOTE PURCHASE AGREEMENT

This First Amendment dated as of June 30, 2020 (the or this “First Amendment”) to the Note Purchase Agreement dated as of December 21, 2017 is between RPT Realty, L.P. (formerly known as Ramco-Gershenson Properties, L.P.), a Delaware limited partnership (the “Company”), and RPT Realty (formerly known as Ramco-Gershenson Properties Trust), a Maryland real estate investment trust (the “Trust”) and each of the institutions which is a signatory to this First Amendment (collectively, the “Noteholders”).

RECITALS:

A.The Company, the Trust and each of the Purchasers listed on Schedule A to the Note Purchase Agreement (defined below) have heretofore entered into the Note Purchase Agreement dated as of December 21, 2017 (the “Note Purchase Agreement”). The Company has heretofore issued (i) $30,000,000 aggregate principal amount of its 4.57% Senior Guaranteed Notes, Series B, due December 21, 2027 (the “Series B Notes”), and (ii) $20,000,000 aggregate principal amount of its 4.72% Senior Guaranteed Notes, Series C, due December 21, 2029 (the “Series C Notes”, and together with the Series B Notes, the “Notes”), pursuant to the Note Purchase Agreement. The Noteholders constitute the Required Holders as defined in the Note Purchase Agreement.

B.The Company and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

C.Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

D.All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

Now, therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this First Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

Section 1. AMENDMENTS.

Section 1.1. Section 9 – Affirmative Covenants. Section 9 of the Note Purchase Agreement is hereby amended to insert a new Section 9.10 to read as follows:

Section 9.10. Specified Period Fee. If, on the last day of any Specified Fiscal Quarter, the Unsecured Debt Ratio is less than 1.50 to 1.0, the Company shall pay a fee (the “Specified Period Fee”) to each holder in an amount equal 0.125% (12.5 bps) multiplied by the aggregate principal amount of Notes held by such holder, which fee shall be paid by the earlier of 5 Business Days following (a) the date on which the Company has delivered its officer certificate pursuant to Section 7.2 with respect to each such Specified Fiscal Quarter or (b) the date on which the Company was required to deliver its officer certificate pursuant to Section 7.2 with respect to each such Specified Fiscal Quarter, commencing with the Specified Fiscal Quarter ending June 30, 2020, provided, however, that for the avoidance of doubt, any payment of a Make-Whole Amount shall be calculated assuming that no Specified Period Fee applies to any Notes.

Section 1.2. Section 10 – Negative Covenants. Section 10 of the Note Purchase Agreement is hereby amended to insert a new Section 10.14 to read as follows:

Section 10.14. Minimum Liquidity Amount. At any time during the Specified Period, neither the Company nor the Trust will permit the Liquidity Amount to be less than $150,000,000.

Section 1.3. Section 10.9 - Limitation on Unsecured Indebtedness. Section 10.9 of the Note Purchase Agreement is hereby amended to read in its entirety as follows:

Section 10.9. Limitation on Unsecured Indebtedness. Neither the Company nor the Trust will at any time permit the ratio of (i) Consolidated Total Unencumbered Asset Value to (ii) Unsecured Indebtedness of the Trust (the “Unsecured Debt Ratio”), the Company and their Subsidiaries to be less than (a) 1.25 to 1.0 during the Specified Period and (b) 1.50 to 1.00 at any other time.

Section 1.4. The definition of “Unencumbered Real Estate” set forth in Schedule B of the Note Purchase Agreement is hereby amended by amending paragraph (e) set forth therein to read in its entirety as follows:

(e) the Unencumbered Real Estate shall consist solely of Real Estate which has (A) an aggregate occupancy level of tenants (excluding the Company or any of its Affiliates) in possession (but not any tenant having under Lease 25,000 square feet or more on a holdover or month-to-month basis), operating, paying rent and which are not otherwise in default of at least eighty percent (80%) (or 0% during the Specified Period and 70% during each of the fiscal quarters ended December 31, 2021 and March 31, 2022) of the Net Rentable Area within such Unencumbered Real Estate for the previous fiscal quarter of the Company based on bona fide arm’s-length tenant Leases requiring current rental payments and which are in full force and effect (provided, however, with respect to the calculations set forth in this subsection (e)(A) the Net Rentable Area for any tenants which have more than 10,000 square feet under Lease and which have vacated their space shall be excluded from the total Net Rentable Area of the applicable Unencumbered Real Estate when making such calculation), and (B) an aggregate occupancy level of tenants (excluding the Company or any of its Affiliates) under Leases in such Unencumbered Real Estate (but not any tenant having under Lease 25,000 square feet or more on a holdover or month-to-month basis) which are paying rent and which are not in default of at least eighty-five percent (85%) (or 0% during the Specified Period and 70% during each of the fiscal quarters ended December 31, 2021 and March 31, 2022) of the Net Rentable Area within such Unencumbered Real Estate for the previous fiscal quarter of the Company based on bona fide arm’s-length tenant Leases requiring current rental payments and which are in full force and effect;

Section 1.5. Schedule B of the Note Purchase Agreement is hereby amended by inserting the following additional definitions:

“Cash and Cash Equivalents” means (a) cash, (b) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentally thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (c) Dollar denominated time and demand deposits and certificates of deposit of (i) any Noteholder or any of its Affiliates; (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P Global Inc. and its successors (“S&P”) is at least A-2 or the equivalent thereof or from Moody’s Investors Service, Inc. and its successors (“Moody’s”) is at least P-2 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than one (1) year from the date of acquisition, (d) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s and maturing within one (1) year of the date of acquisition, (e) repurchase agreements with a bank or trust company (including any of the Noteholders) or securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Company or their Subsidiaries shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (f) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing subdivisions (a) through (e).

“Liquidity Amount” means, as of any date of determination, the sum of (a) the aggregate amount of Unrestricted Cash and Cash Equivalents held by the Company and the Trust on such date, plus (b) the aggregate principal amount that is available for borrowing under any Material Credit Facility; provided that the maturity of such Material Credit Facility is at least one year from such date of determination; minus (c) the aggregate principal amount of Indebtedness outstanding on such date of determination that is payable or required to be paid on or prior to the last day of the Specified Period, and minus (d) the aggregate amount of cash declared dividends and/or other cash distributions to be made during the Specified Period.

“Specified Fiscal Quarter” means each of the fiscal quarters of the Company ended June 30, 2020, September 30, 2020, December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021.

“Specified Period” means the period from June 30, 2020 through and including September 30, 2021.

“Unrestricted Cash and Cash Equivalents” means, as of any date of determination, the sum of the aggregate amount of Cash and Cash Equivalents (valued at fair market value) which is Unrestricted. As used in this definition, “Unrestricted” means the specified asset is not subject to any escrow, cash trap, reserves, Liens (other Liens permitted under Section 10.5) or claims of any kind in favor of any Person.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE TRUST.

Section 2.1. To induce the Noteholders to execute and deliver this First Amendment (which representations shall survive the execution and delivery of this First Amendment), the Company and the Trust jointly and severally represent and warrant to the Noteholders that:

(a) this First Amendment has been duly authorized, executed and delivered by the Company and the Trust and this First Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company and the Trust enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b) the Note Purchase Agreement, as amended by this First Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company and the Trust enforceable against each of them in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c) the execution, delivery and performance by the Company and the Trust of this First Amendment (i) have been duly authorized by all requisite partnership or corporate action and, if required, shareholder action, (ii) do not require the consent or approval of any governmental or regulatory body or agency and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or the Company’s or the Trust’s other limited partnership agreement, trust agreement or charter documents, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon the Company or the Trust or (3) any provision of any material indenture, agreement or other instrument to which either the Company or the Trust is a party or by which their properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);

(d) as of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing; and

(e) neither the Company, the Trust nor any of their Affiliates has paid or agreed to pay any fees or other consideration, or given any additional security or collateral, or shortened the maturity or average life of any Indebtedness or permanently reduced any borrowing capacity, in each case, in favor of or for the benefit of any creditor of the Company, the Trust any Subsidiary or any Affiliate, solely in consideration for the changes contemplated by or similar in nature to the changes in this First Amendment other than the fees contemplated in Section 3.1(e) below and the equivalent fees paid to the holders pursuant to the agreements referenced in Section 3.1(b) below.

SECTION 3. CONDITIONS TO EFFECTIVENESS OF THIS FIRST AMENDMENT.

Section 3.1. This First Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

(a) executed counterparts of this First Amendment, duly executed by the Company, the Trust and the holders of at least 50% of the outstanding principal of the Notes, shall have been delivered to the holders of Notes;

(b) the holders of Notes shall have received evidence satisfactory to them that each of the following shall have been amended in form and substance consistent with this First Amendment: (i) the Note Purchase Agreement dated as of June 27, 2013 among the Company, the Trust and each of the “Purchasers” listed in Schedule A attached thereto, (ii) the Note Purchase and Private Shelf Agreement dated as of May 28, 2014 among the Company, the Trust and each of the “Purchasers” listed in Schedule A thereto, (iii) the Note Purchase Agreement dated as of September 30, 2015 among the Company, the Trust and each of the “Purchasers” listed in Schedule A thereto, (iv) the Note Purchase Agreement dated as of August 19, 2016 among the Company, the Trust and each of the “Purchasers” listed in Schedule A thereto and (v) the Note Purchase Agreement dated as of December 27, 2019 among the Company, the Trust and each of the “Purchasers” listed in Schedule A thereto;

(c) the holders of Notes shall have received a copy of the resolutions of the Board of Trustees of the Trust authorizing the execution, delivery and performance by the Company and the Trust of this First Amendment, certified by its Secretary or an Assistant Secretary;

(d) the recitals set forth above and the representations and warranties of the Company and the Trust set forth in Section 2 hereof are true and correct on and with respect to the date hereof;

(e) each holder of a Note shall have received an amendment fee in an amount equivalent to 0.10% of the outstanding principal amount of its Note; and

(f) to the extent invoiced at least one (1) Business Day prior to the date hereof, the fees and expenses of Chapman and Cutler, LLP, counsel to the Noteholders, shall have been paid by the Company, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment.

Upon receipt of all of the foregoing, this First Amendment shall become effective.

SECTION 4. CONFIRMATION OF SUBSIDIARY GUARANTIES.

Section 4.1. By its execution of this First Amendment, each Subsidiary Guarantor reaffirms its obligations under its Subsidiary Guaranty and acknowledges that it is aware of this First Amendment and that its Subsidiary Guaranty remains in full force and effect and extends to all obligations of the Company under the Note Purchase Agreement as amended by this First Amendment and as may be further amended, amended and restated, modified or supplemented from time to time.

SECTION 5. MISCELLANEOUS.

Section 5.1. This First Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

Section 5.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Purchase Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

Section 5.3. The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 5.4. This First Amendment shall be governed by and construed in accordance with New York law, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 5.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

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If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this First Amendment and return it to the Company, whereupon this Agreement shall become a binding agreement among each of the undersigned.

RPT REALTY, L.P.

By: RPT Realty
Its: General Partner

By: /s/ Michael Fitzmaurice
Name: Michael Fitzmaurice
Title: EVP, CFO

RPT REALTY

By: /s/ Michael Fitzmaurice
Name: Michael Fitzmaurice
Title: EVP, CFO

RAMCO GATEWAY LLC, a Delaware limited liability company

By: /s/ Michael Fitzmaurice
Name: Michael Fitzmaurice
Title: EVP, CFO

RAMCO PARKWAY LLC, a Delaware limited liability company

By: /s/ Michael Fitzmaurice
Name: Michael Fitzmaurice
Title: EVP, CFO

CROFTON 450 LLC, a Delaware limited liability company

By: /s/ Michael Fitzmaurice
Name: Michael Fitzmaurice
Title: EVP, CFO

RAMCO WEBSTER PLACE LLC, a Delaware limited liability company

By: /s/ Michael Fitzmaurice
Name: Michael Fitzmaurice
Title: EVP, CFO

RAMCO CENTENNIAL SHOPS LLC, a Delaware limited liability company

By: /s/ Michael Fitzmaurice
Name: Michael Fitzmaurice
Title: EVP, CFO

MARKET PLACE 450 LLC, a Delaware limited liability company

By: /s/ Michael Fitzmaurice
Name: Michael Fitzmaurice
Title: EVP, CFO

RAMCO JACKSONVILLE LLC, a Delaware limited liability company

By: /s/ Michael Fitzmaurice
Name: Michael Fitzmaurice
Title: EVP, CFO

RAMCO LAKEHILLS LLC, a Delaware limited liability company

By: /s/ Michael Fitzmaurice
Name: Michael Fitzmaurice
Title: EVP, CFO

SPRING MEADOWS LLC, a Delaware limited liability company

By: /s/ Michael Fitzmaurice
Name: Michael Fitzmaurice
Title: EVP, CFO

RPT WEST OAKS II LLC, a Delaware limited liability company

By: /s/ Michael Fitzmaurice
Name: Michael Fitzmaurice
Title: EVP, CFO

Accepted and Agreed to on the date first written above:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York domiciled life insurance company

By: Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment manager

By: /s/ Jeffrey Hughes
Name: Jeffrey Hughes
Title: Senior Director

Accepted and Agreed to on the date first written above:

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By: /s/ Brian Keating
Name: Brian Keating
Title: Senior Managing Director

Accepted and Agreed to on the date first written above:

ATHENE ANNUITY AND LIFE COMPANY

By: Apollo Insurance Solutions Group LP, its investment advisor
By: Apollo Capital Management, L.P., its sub adviser
By: Apollo Capital Management GP, LLC, its General Partner

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

ATHENE ANNUITY & LIFE INSURANCE COMPANY

By: Apollo Insurance Solutions Group LP, its investment advisor
By: Apollo Capital Management, L.P., its sub adviser
By: Apollo Capital Management GP, LLC, its General Partner

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Accepted and Agreed to on the date first written above:

AMERICAN FAMILY LIFE INSURANCE COMPANY

By: /s/ David L. Voge
Name: David L. Voge
Title: Director-Private Placements

Accepted and Agreed to on the date first written above:

KNIGHTS OF COLUMBUS

By: /s/ Sarah Capozzo
Name: Sarah Capozzo
Title: Manager of Alternative Investments